Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, January 29, 2019	INVESTOR RELATIONS CONTACT: Daniel Wong, Sr. Director - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2018 Fourth Quarter and Full Year Financial Results

HONOLULU — January 29, 2019 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the fourth quarter and full year 2018.

Fourth Quarter 2018 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$31.6M	$(116.8)M	$49.2M	$(5.7)M
Diluted EPS	$0.64	(2.20)	$1.00	$(0.05)
Pre-tax Margin	6.0%	(9.5) pts.	9.3%	(3.8) pts.

Full Year 2018 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$233.2M	$(97.4)M	$274.8M	$(14.1)M
Diluted EPS	$4.62	$(1.57)	$5.44	+$0.03
Pre-tax Margin	10.6%	(4.0) pts.	12.6%	(4.4) pts.

"Hawaiian delivered another year of strong financial results in 2018, with an adjusted pre-tax margin in the top tier of industry performance," said Peter Ingram, Hawaiian Airlines president and CEO. "Undaunted by higher fuel prices, elevated competitive capacity, aircraft delivery delays and severe weather events, our employees once again demonstrated why Hawaiian is the carrier of choice to Hawai'i.

"2019 will be an important year for Hawaiian. Successfully dealing with all of 2018's twists and turns gives me tremendous confidence in our ability to sustain and build upon our achievements in the years ahead."

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

The Company returned $126.7 million to shareholders in 2018 through $102.5 million in share repurchases and $24.2 million in dividends. In December 2018, the Company also announced a new $100 million share repurchase program in effect through December 31, 2020.

On January 25, 2019 the Company's Board of Directors declared a quarterly cash dividend of 12 cents per share to be paid on February 22, 2019 to all shareholders of record as of February 8, 2019.

As of December 31, 2018 the Company had:

•	Unrestricted cash, cash equivalents and short-term investments of $501 million.

•	Outstanding debt and capital lease obligations of $710 million.

2018 Highlights

Operational

•	Carried a record 11.8 million passengers in 2018, a 2.9 percent increase over the previous year.

•	Announced it will open a technology center in Phoenix, Arizona, in the first quarter of 2019 to strengthen its IT capabilities.

New routes and increased frequencies

•	North America

◦	Expanded its routes to the Pacific Northwest with the launch of new daily non-stop service between Portland International Airport (PDX) and Maui's Kahului Airport (OGG).

◦
Expanded its routes to Southern California with the launch of new daily non-stop flights between Long Beach Airport (LGB) and Honolulu's Daniel K. Inouye International Airport (HNL), and new daily non-stop flights between San Diego International Airport (SAN) and Maui (OGG).

◦	Extended seasonal non-stop service to year-round non-stop service between Los Angeles International Airport (LAX) and Ellison Onizuka Kona International Airport (KOA).

◦	Announced expanded service to Northern California with new daily non-stop flights between Sacramento International Airport (SMF) and Maui (OGG) beginning April 2019.

◦	Announced its second East Coast route with new five-times-a-week non-stop service between Boston's Logan International Airport (BOS) and Honolulu (HNL) beginning April 2019.

•	International

◦	Expanded seasonal winter service to international destinations, including:

•	increasing non-stop service between Seoul's Incheon International Airport (ICN) and Honolulu (HNL) to daily flights between mid-January and early-February 2019; and

•	increasing non-stop service between Sapporo's New Chitose Airport (CTS) and Honolulu (HNL) with five weekly flights during the first half of February 2019.

Commercial

•
Expanded its cargo services with the launch of All-Cargo Neighbor Island service between Honolulu (HNL), Lihu'e Airport (LIH) and Hilo International Airport (ITO). The All-Cargo Neighbor Island service, which currently consists of two ATR-72 aircraft, is expected to expand in 2019 with the addition of flights between Honolulu (HNL) and both Maui (OGG) and Kona (KOA).

Product and loyalty

•
Announced the expansion of its Business Class auction upgrade service, Bid Up by Hawaiian Airlines, to include flights operating between Hawai'i and Japan and South Korea, in addition to flights operating between Hawai'i and North America.

•
Extended its partnership with Barclaycard US, Hawaiian's co-branded credit card partner, under a new agreement through 2024 that includes improved economics for Hawaiian and a refreshed rewards structure for the Hawaiian Airlines World Elite Mastercard and the Hawaiian Airlines Business Mastercard to enable cardmembers to earn more miles faster.

Partnerships

•
Together with Japan Airlines, filed an application with the U.S. Department of Transportation (DOT) and Japan's Ministry of Land, Infrastructure, Transport and Tourism (MLIT) seeking antitrust immunity to create a joint venture that promises significant consumer benefits and the opportunity for service expansion.

•
Enhanced its comprehensive partnership with Japan Airlines with the implementation of reciprocal frequent flyer benefits for HawaiianMiles and JAL Mileage Bank members effective October 2018. The enhanced program is the second phase of the comprehensive partnership launched in March 2018 with codeshare flights.

•
Announced an expansion of the codeshare agreement with JetBlue that allows travelers from dozens of cities, most of them in the eastern U.S., to easily connect to the Hawaiian Islands via Boston's Logan International Airport (BOS) starting in April 2019.

Fleet and financing

•
Secured its flagship widebody aircraft of the next decade with the signing of a definitive purchase agreement with Boeing for the purchase of 10 Boeing 787-9 aircraft, including purchase rights for an additional 10 aircraft, to be delivered starting in 2021.

•	Signed a definitive agreement with General Electric for the purchase of GEnx engines to power its Boeing 787-9 fleet.

•	Took delivery of nine Airbus A321neo aircraft, increasing the size of its Airbus A321neo fleet to eleven aircraft.

•	Entered into two Japanese Yen-denominated debt financings, each collateralized by an Airbus A321neo aircraft.

•	Took delivery of an ATR-42 turboprop aircraft in June, increasing the size of its 'Ohana by Hawaiian passenger turboprop fleet to four aircraft.

•	Increased the size of its secured revolving credit facility from $225 million to $235 million and extended the term through December 2022.

People

•	Contributed $50 million during the year to its pilots' pension plan. The plan's funded status improved from 69.6 percent funded at the end of 2017 to 77.4 percent at the end of 2018.

•
Celebrated the beginning of its 90th year of service in the Hawaiian Islands with a company-matched employee giving campaign that generated $187,000 in donations to non-profit agencies across the State of Hawai'i. The 90th year fundraiser is in addition to sponsorships and grants the Company provides annually through its Team Kokua program and Hawaiian Airlines Foundation.

First Quarter and Full Year 2019 Outlook

The table below summarizes the Company’s expectations for the first quarter ending March 31, 2019 and the full year ending December 31, 2019 expressed as an expected percentage change compared to the results for the quarter ended March 31, 2018 or the year ended December 31, 2018, as applicable.

The Company expects its effective tax rate for the full year ending December 31, 2019 to be in the range of 25 percent to 27 percent.

Item	First Quarter 2019 Guidance	GAAP Equivalent	GAAP First Quarter 2019 Guidance
ASMs	Up 1.5 - 3.0%
Operating revenue per ASM	Down 3.0 - 6.0%
Cost per ASM excluding fuel (a)	Up 1.0 - 4.0%	Cost per ASM (a)	Down 3.8 - 7.1%
Gallons of jet fuel consumed	Down 0.5 - 2.5%
Economic fuel cost per gallon (b)(c)	$1.95 - $2.05	Fuel cost per gallon (b)	$1.91 - $2.01

Item	Full Year 2019 Guidance	GAAP Equivalent	GAAP Full Year 2019 Guidance
ASMs	Up 1.5 - 4.5%
Cost per ASM excluding fuel (a)	Flat - Up 3.0%	Cost per ASM (a)	Down 1.7 - 5.0%
Gallons of jet fuel consumed	Down 2.0% - Up 1.0%
Economic fuel cost per gallon (b)(c)	$1.95 - $2.05	Fuel cost per gallon (b)	$1.92 - $2.03

(a) See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel.
(b) Economic fuel cost per gallon estimates are based on the January 18, 2019 fuel forward curve.
(c) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Investor Conference Call

Hawaiian Holdings’ quarterly and full year earnings conference call is scheduled to begin today (January 29, 2019) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived and available for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 14 years (2004-2017) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 90th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (12) than any other airline, along with service from Japan, South Korea, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding available seat miles, cost per available seat mile, cost per available seat mile excluding fuel, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon each for the quarter ending March 31, 2019 and for the full year ending December 31, 2019; the Company's expectations regarding operating revenue per available seat mile for the quarter ending March 31, 2019; the Company’s expected tax rate for 2019; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates, including due to the occurrence of natural disasters, such as hurricanes, earthquakes and tsunamis; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity between North America and Hawai‘i; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017 (a)	% Change	2018	2017 (a)	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$638,799	$630,426	1.3%	$2,602,793	$2,486,827	4.7%
Other	58,666	52,178	12.4%	234,618	188,318	24.6%
Total	697,465	682,604	2.2%	2,837,411	2,675,145	6.1%
Operating Expenses:
Wages and benefits	167,813	166,225	1.0%	684,719	632,997	8.2%
Aircraft fuel, including taxes and delivery	150,140	123,960	21.1%	599,544	440,383	36.1%
Aircraft rent	32,428	34,881	(7.0)%	125,961	137,764	(8.6)%
Maintenance materials and repairs	63,530	58,187	9.2%	239,759	219,553	9.2%
Aircraft and passenger servicing	40,589	37,394	8.5%	157,796	144,853	8.9%
Commissions and other selling	32,833	31,783	3.3%	129,315	126,750	2.0%
Depreciation and amortization	38,329	29,490	30.0%	139,866	113,277	23.5%
Other rentals and landing fees	31,677	30,000	5.6%	126,903	116,763	8.7%
Purchased services	36,547	31,359	16.5%	131,651	110,787	18.8%
Contract terminations expense	—	—	—%	35,322	—	NM
Special items	—	—	—%	—	23,450	NM
Other	34,230	43,159	(20.7)%	152,207	144,530	5.3%
Total	628,116	586,438	7.1%	2,523,043	2,211,107	14.1%
Operating Income	69,349	96,166	(27.9)%	314,368	464,038	(32.3)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(8,373)	(7,609)		(33,001)	(30,901)
Interest income	2,713	1,652		9,242	6,132
Capitalized interest	1,473	2,179		7,887	8,437
Gains (losses) on fuel derivatives	(21,474)	13,540		5,590	3,312
Other components of net periodic benefit cost	(282)	(3,420)		(825)	(16,713)
Other nonoperating special items	—	4,617		—	(45,585)
Other, net	(1,887)	(1,060)		(2,103)	2,101
Total	(27,830)	9,899		(13,210)	(73,217)
Income Before Income Taxes	41,519	106,065		301,158	390,821
Income tax expense (benefit)	9,883	(42,383)		67,958	60,211
Net Income	$31,636	$148,448		$233,200	$330,610
Net Income Per Common Stock Share:
Basic	$0.65	$2.86		$4.63	$6.23
Diluted	$0.64	$2.84		$4.62	$6.19
Weighted Average Number of Common Stock Shares Outstanding:
Basic	48,946	51,939		50,338	53,074
Diluted	49,163	52,263		50,488	53,413
Cash Dividends Declared Per Common Share	$0.12	$0.12		$0.48	$0.12

(a) Amounts adjusted for the adoption of Accounting Standards Codification (ASC) No. 606, Revenue from Contracts with Customers.

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data
(in thousands, except as otherwise indicated) (unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2018		2017 (a)		% Change		2018		2017 (a)		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (b) :
Revenue passengers flown	2,887		2,910		(0.8)%		11,830		11,498		2.9%
Revenue passenger miles (RPM)	4,280,809		4,120,002		3.9%		17,198,985		16,307,344		5.5%
Available seat miles (ASM)	5,059,708		4,788,457		5.7%		20,158,139		18,991,566		6.1%
Passenger revenue per RPM (Yield)	14.92	¢	15.30	¢	(2.5)%		15.13	¢	15.25	¢	(0.8)%
Passenger load factor (RPM/ASM)	84.6%		86.0%		(1.4	) pt.	85.3%		85.9%		(0.6	) pt.
Passenger revenue per ASM (PRASM)	12.63	¢	13.17	¢	(4.1)%		12.91	¢	13.09	¢	(1.4)%
Total Operations (b) :
Revenue passengers flown	2,891		2,914		(0.8)%		11,840		11,505		2.9%
RPM	4,285,036		4,125,894		3.9%		17,206,703		16,316,739		5.5%
ASM	5,067,412		4,798,039		5.6%		20,171,911		19,006,682		6.1%
Passenger load factor (RPM/ASM)	84.6%		86.0%		(1.4	) pt.	85.3%		85.8%		(0.5	) pt.
Operating revenue per ASM (RASM)	13.76	¢	14.23	¢	(3.3)%		14.07	¢	14.07	¢	—%
Operating cost per ASM (CASM)	12.40	¢	12.22	¢	1.5	pt.	12.51	¢	11.63	¢	7.6%
CASM excluding aircraft fuel, loss on sale of aircraft, contract terminations expense, and special items (c)	9.46	¢	9.64	¢	(1.9)%		9.36	¢	9.19	¢	1.8%
Aircraft fuel expense per ASM (d)	2.97	¢	2.58	¢	15.1%		2.97	¢	2.32	¢	28.0%
Revenue block hours operated	53,440		47,926		11.5%		208,809		189,881		10.0%
Gallons of jet fuel consumed	67,751		66,511		1.9%		273,783		259,915		5.3%
Average cost per gallon of jet fuel (actual) (d)	$2.22		$1.86		19.4%		$2.19		$1.69		29.6%
Economic fuel cost per gallon (d)(e)	$2.20		$1.84		19.6%		$2.10		$1.70		23.5%

(a)	Amounts adjusted for the adoption of Accounting Standards Codification (ASC) No. 606, Revenue from Contracts with Customers.

(b)	Includes the operations of the Company's contract carrier under a capacity purchase agreement.

(c)	See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel, loss on sale of aircraft, contract terminations expense, and special items.

(d)	Includes applicable taxes and fees.

(e)	See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$150,140	$123,960	21.1%	$599,544	$440,383	36.1%
Realized (gains)/losses on settlement of fuel derivative contracts	(990)	(1,565)	(36.7)%	(25,563)	534	NM
Economic fuel expense	$149,150	$122,395	21.9%	$573,981	$440,917	30.2%
Fuel gallons consumed	67,751	66,511	1.9%	273,783	259,915	5.3%
Economic fuel costs per gallon	$2.20	$1.84	19.6%	$2.10	$1.70	23.5%

	Estimated three months ending March 31, 2019			Estimated full year ending December 31, 2019
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$121,412	-	$130,453	$516,399	-	$560,068
Realized (gains)/losses on settlement of fuel derivative contracts	2,700	-	2,700	6,800	-	6,800
Economic fuel expense	$124,112	-	$133,153	$523,199	-	$566,868
Fuel gallons consumed	63,647	-	64,953	268,307	-	276,521
Economic fuel costs per gallon	$1.95	-	$2.05	$1.95	-	$2.05

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•	Unrealized loss (gain) on foreign debt is based on fluctuations in foreign exchange rates related to foreign-denominated debt agreements the Company executed in May and June 2018.

•
Loss (gain) on sale of aircraft is the result of adjustments to the final purchase price of the Company's Boeing 767-300 aircraft included in a forward sale agreement the Company entered into in January 2018. During the three months ended September 30, 2018 the Company recorded a loss of $1.8 million on the sale of two Boeing 767-300 aircraft covered under the forward sale agreement. During the three months ended December 31, 2018 the Company recorded a gain of $1.5 million on the sale of one Boeing 767-300 aircraft covered under the forward sale agreement.

•
On December 22, 2017 the Tax Cuts and Jobs Act of 2017 (Tax Reform Act) was enacted into law, which significantly changed existing U.S. tax law and reduces the U.S. federal corporate tax rate from 35 percent to 21 percent. During the three months ended December 31, 2017 the Company recognized a one-time benefit of $83.0 million from the estimated impact of the revaluation of deferred tax assets and liabilities. During the twelve months ended December 31, 2018 the Company completed its accounting for the effects of the Tax Reform Act and recorded a tax benefit of $9.3 million.

The Company believes that excluding the impact of these derivative adjustments, fluctuations in foreign exchange rates, the sale of aircraft and the Tax Reform Act helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

2017 special items

•
During the three months ended September 30, 2017 the Company terminated the Hawaiian Airlines, Inc. Salaried & IAM Merged Pension Plan (the Merged Plan) and settled a portion of its pilots' other post-retirement medical plan liability (OPEB). In connection with the reduction of these liabilities the Company recorded one-time other non-operating special items of $35.2 million related to the Merged Plan termination and $10.4 million related to the OPEB settlement.

•
During the three months ended June 30, 2017 the Company executed a sale leaseback transaction with an independent third party for three Boeing 767-300 aircraft as part of the Company's planned exit from its 767 fleet. During the three months ended June 30, 2017 the Company recorded a loss on sale of such aircraft of $4.8 million.

•
During the three months ended March 31, 2017 the Company accrued $18.7 million related to (1) a one-time payment to reduce the Company's future 401K employer contribution for certain pilot groups, and (2) a one-time true up of the pilot vacation accrual at the new negotiated contract rates.

2018 contract terminations expense

•
During the three months ended March 31, 2018 the Company terminated two contracts which resulted in a $35.3 million contract terminations expense. In February 2018 the Company exercised its right to terminate its purchase agreement with Airbus for six Airbus A330-800neo aircraft and the purchase rights for an additional six Airbus A330-800neo aircraft. The Company recorded a contract terminations expense to reflect a portion of the termination penalty. In January 2018 the Company entered into a transaction with its lessor to early terminate and purchase three Boeing 767-300 aircraft leases and concurrently entered into a forward sale agreement for the same three Boeing 767-300 aircraft, including two Pratt & Whitney 4060 engines for each aircraft. These aircraft were previously accounted for as operating leases. In order to exit the leases and purchase the aircraft, the Company agreed to pay a total of $67.1 million (net of all deposits) of which a portion was expensed immediately and recognized as a lease termination fee. The expensed amount represents the total purchase price over fair value of the aircraft purchased as of the date of the transaction.

The Company believes that excluding such special items helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018		2017 (a)		2018		2017 (a)
	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share
	(in thousands, except per share data)
GAAP net income, as reported	$31,636	$0.64	$148,448	$2.84	$233,200	$4.62	$330,610	$6.19
Add: impact of tax reform	—	—	(82,978)	(1.59)	—	—	(82,978)	(1.55)
Add (deduct): changes in fair value of derivative contracts	22,464	0.46	(11,974)	(0.23)	19,973	0.39	(3,845)	(0.07)
Add: unrealized loss (gain) on foreign debt	2,711	0.05	—	—	380	0.01	—	—
Add: loss (gain) on sale of aircraft	(1,535)	(0.03)	—	—	309	0.01	—	—
Operating
Add: contract terminations expense	—	—	—	—	35,322	0.70	—	—
Add: special items	—	—	—	—	—	—	23,450	0.44
Nonoperating
Add: partial settlement and curtailment loss	—	—	(4,617)	(0.09)	—	—	10,384	0.19
Add: loss on plan termination	—	—	—	—	—	—	35,201	0.66
Deduct: tax effect of adjustments	(6,066)	(0.12)	6,079	0.12	(14,365)	(0.29)	(23,886)	(0.45)
Adjusted Net Income	$49,210	$1.00	$54,958	$1.05	$274,819	$5.44	$288,936	$5.41

(a) Amounts adjusted for the adoption of Accounting Standards Codification (ASC) No. 606, Revenue from Contracts with Customers.

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017 (a)	2018	2017 (a)
	(in thousands)
Income Before Income Taxes	$41,519	$106,065	$301,158	$390,821
Add (deduct): changes in fair value of derivative contracts	22,464	(11,974)	19,973	(3,845)
Add: unrealized loss (gain) on foreign debt	2,711	—	380	—
Add: loss (gain) on sale of aircraft	(1,535)	—	309	—
Operating
Add: contract terminations expense	—	—	35,322	—
Add: special items	—	—	—	23,450
Nonoperating
Add: partial settlement and curtailment loss	—	(4,617)	—	10,384
Add: loss on plan termination	—	—	—	35,201
Adjusted Income Before Income Taxes	$65,159	$89,474	$357,142	$456,011

(a) Amounts adjusted for the adoption of Accounting Standards Codification (ASC) No. 606, Revenue from Contracts with Customers.

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and special items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and special items (if applicable) to measure and monitor its costs.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017 (a)	2018	2017 (a)
	(in thousands, except CASM data)
GAAP operating expenses	$628,116	$586,438	$2,523,043	$2,211,107
Less: aircraft fuel, including taxes and delivery	(150,140)	(123,960)	(599,544)	(440,383)
Less: gain (loss) on sale of aircraft	1,535	—	(309)	—
Less: contract terminations expense	—	—	(35,322)	—
Less: special items	—	—	—	(23,450)
Adjusted operating expenses—excluding aircraft fuel, loss on sale of aircraft, contract terminations expense, and special items	$479,511	$462,478	$1,887,868	$1,747,274
Available Seat Miles	5,067,412	4,798,039	20,171,911	19,006,682
CASM—GAAP	12.40 ¢	12.22 ¢	12.51 ¢	11.63 ¢
Less: aircraft fuel, including taxes and delivery	(2.97)	(2.58)	(2.97)	(2.32)
Less: gain (loss) on sale of aircraft	0.03	—	(0.00)	—
Less: contract terminations expense	—	—	(0.18)	—
Less: special items	—	—	—	(0.12)
CASM—excluding aircraft fuel, loss on sale of aircraft, contract terminations expense, and special items	9.46 ¢	9.64 ¢	9.36 ¢	9.19 ¢

(a) Amounts adjusted for the adoption of Accounting Standards Codification (ASC) No. 606, Revenue from Contracts with Customers.

	Estimated three months ending March 31, 2019					Estimated full year ending December 31, 2019
	(in thousands, except CASM data)
GAAP operating expenses	$593,365		-	$623,606		$2,432,811		-	$2,592,314
Less: aircraft fuel, including taxes and delivery	(121,412)		-	(130,453)		(516,399)		-	(560,068)
Adjusted operating expenses - excluding aircraft fuel	$471,953		-	$493,153		$1,916,412		-	$2,032,246
Available Seat Miles	4,802,471		-	4,873,444		20,474,490		-	21,079,647
CASM - GAAP	12.36	¢	-	12.80	¢	11.88	¢	-	12.30	¢
Less: aircraft fuel	(2.53)		-	(2.68)		(2.52)		-	(2.66)
CASM - excluding aircraft fuel	9.83	¢	-	10.12	¢	9.36	¢	-	9.64	¢

Pre-tax margin
The Company excludes unrealized (gains) losses from fuel derivative contracts and foreign debt, losses on the sale of aircraft and special items from pre-tax margin for the same reasons as described above.

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017 (a)	2018	2017 (a)
Pre-Tax Margin, as reported	6.0%	15.5%	10.6%	14.6%
Add: changes in fair value of derivative contracts	3.2	(1.8)	0.7	(0.1)
Add: unrealized loss (gain) on foreign debt	0.4	—	—	—
Add: loss on sale of aircraft	(0.3)	—	0.0	—
Operating
Add: contract terminations expense	—	—	1.3	—
Add: special items	—	—	—	0.9
Nonoperating
Add: partial settlement and curtailment loss	—	(0.6)	—	0.4
Add: loss on plan termination	—	—	—	1.2
Adjusted Pre-Tax Margin	9.3%	13.1%	12.6%	17.0%

(a) Amounts adjusted for the adoption of Accounting Standards Codification (ASC) No. 606, Revenue from Contracts with Customers.

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt, and special items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investors in assessing the Company’s overall debt.

	Twelve months ended
	December 31, 2018
	(in thousands, except Leverage Ratio)
Debt and capital lease obligations	$709,781
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	881,727
Adjusted debt and capital lease obligations	$1,591,508

EBITDAR:
Income Before Income Taxes	$301,158
Add back:
Interest and amortization of debt expense	33,001
Depreciation and amortization	139,866
Aircraft rent	125,961
EBITDAR	$599,986

Adjustments:
Add: changes in fair value of derivative contracts	19,973
Add: unrealized loss on foreign debt	380
Add: loss on sale of aircraft	309
Add: contract terminations expense	35,322
Adjusted EBITDAR	$655,970

Leverage Ratio	2.4	x